Exhibit 99.1

Bioventus Reports Fourth Quarter and Full-Year 2022 Financial Results
DURHAM, NC – March 31, 2023 – Bioventus Inc. (Nasdaq: BVS) ("Bioventus" or "the Company"), a global leader in innovations for active healing, today reported financial results for the year ended December 31, 2022.

Q4 Financial Summary & Recent Highlights:
•Net Sales of $125.8 million, down $4.6 million, or (3.5%), year-over-year as reported ((2.9%) constant currency*) and down (9.5%) organically* (9.0%) constant currency*
•Net Loss of $44.9 million, compared to Net Loss of $1.9 million in prior-year period
•Adjusted EBITDA* of $15.2 million, compared to $28.5 million in prior-year period
•Loss per share of Class A common stock of $0.52, compared to $0.01 in prior-year period
•Non-GAAP loss per share* of $0.06, compared to Non-GAAP earnings per share of $0.26 in prior-year period
FY 2022 Financial Summary & Recent Highlights:
•Net Sales of $512.1 million, up $81.2 million, or 18.8%, year-over-year as reported (19.6% constant currency*) and up 0.7% organically* (1.3% constant currency*)
•Net Loss of $213.4 million, compared to Net Income of $9.6 million in prior-year period
•Adjusted EBITDA* of $66.3 million, compared to $80.8 million in prior-year period
•Loss per share of Class A common stock of $2.59, compared to $0.15 in prior-year period
•Non-GAAP earnings per share* of $0.17, compared to $0.75 in prior-year period
•Executed Settlement Agreement on February 28, 2023 that removed $350.0 million of liabilities and a release of future claims related to the CartiHeal Acquisition
•Amended 2019 Credit Agreement on March 31, 2023 to provide covenant relief

“We have significantly improved our liquidity profile with the removal of our CartiHeal obligations and the amendment of our debt agreement to provide covenant flexibility,” commented Ken Reali, Bioventus’ chief executive officer. “Our results reflect additional pressure in our Pain Treatments vertical, primarily due to additional rebate claims previously not billed to us from a private payer, which offset the double-digit growth we are seeing in the Surgical Solutions vertical. Despite recent challenges, we maintain a strong, diversified business with market tailwinds and are focused on improving our execution and regaining investor confidence in 2023.”

*See below under “Use of Non-GAAP Financial Measures” for more details.

Fourth Quarter 2022 Financial Results:
The following table represents net sales by geographic region, and by vertical, for the three months ended December 31, 2022 and 2021, respectively:

	Three Months Ended		Change as Reported		Constant Currency* Change
	December 31, 2022	December 31, 2021	$	%	%
U.S.
Pain Treatments	$41,891	$56,189	$(14,298)	(25.4%)
Restorative Therapies	31,739	31,520	219	0.7%
Surgical Solutions	34,942	27,462	7,480	27.2%
Total U.S. net sales	108,572	115,171	(6,599)	(5.7)%
International
Pain Treatments	6,367	6,549	(182)	(2.8)%	5.2%
Restorative Therapies	6,490	5,245	1,245	23.7%	31.2%
Surgical Solutions	4,405	3,449	956	27.7%	28.4%
Total International net sales	17,262	15,243	2,019	13.2%	19.6%
Total net sales	$125,834	$130,414	$(4,580)	(3.5)%	(2.9)%
Total net sales were $125.8 million compared to $130.4 million for the fourth quarter of 2021, a decrease of $4.6 million, or 3.5%, year-over-year, due to a decline in the Pain Treatments vertical, primarily driven by a decline in price resulting from higher than expected rebate claims, mostly offset with growth within the Surgical Solutions vertical. International net sales for the fourth quarter of 2022 increased 13.2% year-over-year, or 19.6% on a constant currency* basis primarily due to growth within the Surgical Solutions vertical and acquisitions.
Gross profit was $74.2 million, or 59.0% of net sales, compared to $87.8 million, or 67.3% of net sales, for the fourth quarter of 2021, a decrease of $13.6 million year-over-year. Non-GAAP gross profit* was $89.6 million, or 71.2% of net sales, compared to $99.6 million, or 76.3% of net sales, for the fourth quarter of 2021, a decrease of $10.0 million year-over-year.
Operating loss was $25.4 million, compared to operating loss of $3.2 million for the fourth quarter of 2021, a change of $22.3 million, year-over-year. This loss was primarily related to restructuring and compensation related costs as well as an increase in depreciation and amortization due to acquisitions. Operating margin was (20.2%) of net sales, compared to (2.4%) of net sales for the fourth quarter of 2021. Non-GAAP operating income* was $11.8 million, compared to $22.3 million for the fourth quarter of 2021, a decrease of $10.5 million year-over-year. Non-GAAP operating margin* was 9.4% of net sales, compared to 17.1% of net sales for the fourth quarter of 2021.
Net loss was $44.9 million, compared to net loss of $1.9 million for the fourth quarter of 2021, a change of $43.0 million, year-over-year. Non-GAAP net loss* was $9.2 million, compared to Non-GAAP net income of $17.6 million, for the fourth quarter of 2021, a decrease of $26.8 million, year-over-year.
Adjusted EBITDA* was $15.2 million, compared to $28.5 million for the fourth quarter of 2021, a decrease of $13.3 million year-over-year.
Loss per share of Class A common stock was $0.52, compared to $0.01 for the fourth quarter of 2021.
Non-GAAP earnings per share* was ($0.06), compared to $0.26 for the fourth quarter of 2021.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Full Year 2022 Financial Results:
The following table represents net sales by geographic region, and by vertical, for the years ended December 31, 2022 and 2021, respectively:

	Years Ended		Change as Reported		Constant Currency* Change
	December 31, 2022	December 31, 2021	$	%	%
U.S.
Pain Treatments	$194,830	$201,068	$(6,238)	(3.1%)
Restorative Therapies	134,214	103,009	31,205	30.3%
Surgical Solutions	126,207	83,476	42,731	51.2%
Total U.S. net sales	455,251	387,553	67,698	17.5%
International
Pain Treatments	21,495	20,539	956	4.7%	12.9%
Restorative Therapies	20,420	18,563	1,857	10.0%	16.3%
Surgical Solutions	14,951	4,243	10,708	NM	NM
Total International net sales	56,866	43,345	13,521	31.2%	39.4%
Total net sales	$512,117	$430,898	$81,219	18.8%	19.6%
Total net sales were $512.1 million compared to $430.9 million for the year ended of 2021, an increase of $81.2 million, or 18.8%, year-over-year, primarily due to acquisitions and volume growth within the Surgical Solutions vertical partially offset with a decline in organic net sales within the Restorative Therapies and Pain Treatments verticals. International net sales for the year ended of 2022 increased 31.2% year-over-year, or 39.4% on a constant currency* basis.
Gross profit was $331.1 million, or 64.6% of net sales, compared to $302.7 million, or 70.3% of net sales, for the year ended of 2021, an increase of $28.4 million, year-over-year. Non-GAAP gross profit* was $382.3 million, or 74.7% of net sales, compared to $334.1 million, or 77.5% of net sales, for the year ended of 2021, an increase of $48.2 million year-over-year.
Operating loss was $251.0 million, compared to operating income of $12.1 million for the year ended of 2021, a change of $263.1 million, year-over-year. This loss was primarily related to a $189.2 million non-cash impairment charge due to the decline in our market capitalization. In addition, restructuring, higher compensation related costs as well as an increase operational costs expenses related to acquisitions contributed to lower operating results. Operating margin was (49.0%) of net sales, compared to 2.8% of net sales for the year ended of 2021. Non-GAAP operating income* was $48.0 million, compared to $85.4 million for the year ended of 2021, a decrease of $37.4 million year-over-year. Non-GAAP operating margin* was 9.4% of net sales, compared to 19.8% of net sales for the year ended of 2021.
Net loss was $213.4 million, compared to net income of $9.6 million for the year ended of 2021, a decrease of $223.0 million year-over-year. Non-GAAP net income* was $7.4 million, compared to $67.1 million, for the year ended of 2021, a decrease of $59.7 million, year-over-year.
Adjusted EBITDA* was $66.3 million, compared to $80.8 million for the year ended of 2021, a decrease of $14.4 million, year-over-year.
Loss per share of Class A common stock was ($2.59), compared to ($0.15) for the year ended of 2021.
Non-GAAP earnings per share* was $0.17, compared to $0.75 for the year ended of 2021.
Balance Sheet:
As of December 31, 2022, the Company had $31.8 million in cash and cash equivalents and $418.1 million in debt obligations, compared to $43.9 million in cash and cash equivalents and $357.7 million in debt obligations as of December 31, 2021.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Presentation: This press release presents historical results, for the periods presented, of Bioventus Inc., including Bioventus LLC, the predecessor of Bioventus Inc. for financial reporting purposes.
Fourth Quarter and Fiscal 2022 Earnings Conference Call:
Management will host a conference call to discuss the Company’s financial results and provide a business update, with a question and answer session, at 8:30 a.m. Eastern Time on March 31, 2023. Those who would like to participate may dial 1-833-636-0497 (domestic) or +1-412-902-4241 (international) and refer to the Bioventus Inc. conference call.
A live webcast of the call and any accompanying materials will also be provided on the investor relations section of the Company's website at https://ir.bioventus.com/.
The webcast will be archived on the Company’s website at https://ir.bioventus.com/ and available for replay until March 30, 2024.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for pain treatments, restorative therapies and surgical solutions. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com, and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our future financial results and liquidity; our ability to continue as a going concern; the impact of our recent amendment to our credit agreement on our financial condition, operations, and liquidity; our business strategy, position and operations; expected sales trends, opportunities, market position and growth; our integration plans; and expected impacts of the COVID-19 pandemic. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause our actual results to differ materially from those contemplated in this press release include, but are not limited to, the risk that the material weakness we identified or a new material risk could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner; we might not be able to continue to fund our operations for at least the next twelve months as a going concern; we might not meet certain of our debt covenants under our Credit Agreement and might be required to repay our indebtedness; restrictions on operations and other costs associated with our indebtedness; risks related to any future efforts to acquire CartiHeal; we maintain cash at financial institutions, often in balance that exceed federally insured limits; we are subject to securities class action litigation and may be subject to similar or other litigation in the future, which will require significant management time and attention, result in significant legal expenses and may result in unfavorable outcomes; our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; we are highly dependent on a limited number of products; our long-term growth depends on our ability to develop, acquire and commercialize new products, line extensions or expanded indications; we may be unable to successfully commercialize newly developed or acquired products or therapies in the United States; demand for our existing portfolio of products and any new products, line extensions or expanded indications depends on the continued and future acceptance of our products by physicians, patients, third-party payers and others in the medical community; the proposed down classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration (FDA) could increase future competition for bone growth stimulators and otherwise adversely affect the Company’s sales of Exogen; failure to achieve and maintain adequate levels of coverage and/or reimbursement for our products or future products, the procedures using our products, such as our hyaluronic acid (HA) viscosupplements, or future products we may seek to commercialize; pricing pressure and other competitive factors; governments outside the United States might not provide coverage or reimbursement of our products; we compete and may compete in the future against other companies, some of which have longer operating histories, more
*See below under “Use of Non-GAAP Financial Measures” for more details.

established products or greater resources than we do; the reclassification of our HA products from medical devices to drugs in the United States by the FDA could negatively impact our ability to market these products and may require that we conduct costly additional clinical studies to support current or future indications for use of those products; our ability to maintain our competitive position depends on our ability to attract, retain and motivate our senior management team and highly qualified personnel; our failure to properly manage our anticipated growth and strengthen our brands; risks related to product liability claims; fluctuations in demand for our products; issues relating to the supply of our products, potential supply chain disruptions and the increased cost of parts and components used to manufacture our products due to inflation; our reliance on a limited number of third-party manufacturers to manufacture certain of our products; if our facilities are damaged or become inoperable, we will be unable to continue to research, develop and manufacture our products; failure to maintain contractual relationships; security breaches, unauthorized disclosure of information, denial of service attacks or the perception that confidential information in our possession is not secure; failure of key information technology and communications systems, process or sites; risks related to international sales and operations; risks related to our debt and future capital needs; failure to comply with extensive governmental regulation relevant to us and our products; we may be subject to enforcement action if we engage in improper claims submission practices and resulting audits or denials of our claims by government agencies could reduce our net sales or profits; the FDA regulatory process is expensive, time-consuming and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our products; if clinical studies of our future products do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to expand the indications for or commercialize these products; legislative or regulatory reforms; our business may continue to experience adverse impacts as a result of the COVID-19 pandemic; risks related to intellectual property matters; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (SEC), including Bioventus’ Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent quarterly reports on Forms 10-Q, as will be further updated by our Annual Report on Form 10-K for the year ended December 31, 2022, such as factors that may be updated from time to time in Bioventus' other filings with the SEC, which are accessible on the SEC's website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

BIOVENTUS INC.
Consolidated balance sheets
As of December 31, 2022 and December 31, 2021
(Amounts in thousands, except share amounts) (unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$31,814	$43,933
Restricted cash	23	5,280
Accounts receivable, net	136,645	124,963
Inventory	85,408	61,688
Prepaid and other current assets	18,685	27,239
Total current assets	272,575	263,103
Restricted cash, less current portion	—	50,000
Property and equipment, net	27,647	22,985
Goodwill	13,759	147,623
Intangible assets, net	1,038,724	695,193
Operating lease assets	17,308	17,186
Deferred tax assets	—	481
Investment and other assets	2,636	29,291
Total assets	$1,372,649	$1,225,862
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$37,549	$16,915
Accrued liabilities	111,954	131,473
Accrued equity-based compensation	—	10,875
Current portion of long-term debt	33,056	18,038
Current portion of deferred consideration	117,615	—
Other current liabilities	3,843	3,558
Total current liabilities	304,017	180,859
Long-term debt, less current portion	385,010	339,644
Deferred income taxes	154,001	133,518
Deferred consideration	79,269	—
Contingent consideration	84,682	16,329
Other long-term liabilities	25,338	21,723
Total liabilities	1,032,317	692,073
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued
Class A common stock, $0.001 par value, 250,000,000 shares authorized as of December 31, 2022 and December 31, 2021, 62,063,014 and 59,548,504 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	62	59
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 15,786,737 shares issued and outstanding as of December 31, 2022 and December 31, 2021	16	16
Additional paid-in capital	481,919	465,272
Accumulated deficit	(165,306)	(6,602)
Accumulated other comprehensive (loss) income	(110)	179
Total stockholders’ equity attributable to Bioventus Inc.	316,581	458,924
Noncontrolling interest	23,751	74,865
Total stockholders’ equity	340,332	533,789
Total liabilities and stockholders’ equity	$1,372,649	$1,225,862

BIOVENTUS INC.
Consolidated statements of operations and comprehensive (loss) income
(Amounts in thousands, except share and per share data, unaudited)

	Three Months Ended(2)		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net sales	$125,834	$130,414	$512,117	$430,898
Cost of sales (including depreciation and amortization of $15,389 and $8,980, $45,622, $26,471 respectively)	51,645	42,646	181,037	128,192
Gross profit	74,189	87,768	331,080	302,706
Selling, general and administrative expense	77,668	80,881	332,606	254,253
Research and development expense	6,807	7,103	25,941	19,039
Restructuring costs	4,620	689	6,779	2,487
Change in fair value of contingent consideration	2,768	(463)	6,452	829
Depreciation and amortization	7,761	2,708	21,153	8,363
Impairment of goodwill	—	—	189,197	—
Impairment of variable interest entity assets	—	—	—	5,674
Operating (loss) income	(25,435)	(3,150)	(251,048)	12,061
Interest expense, net	14,873	960	25,795	1,112
Other expense (income)	9,406	508	(12,944)	3,329
Other expense	24,279	1,468	12,851	4,441
(Loss) income before income taxes	(49,714)	(4,618)	(263,899)	7,620
Income tax benefit	(4,841)	(2,725)	(50,508)	(1,966)
Net (loss) income	(44,873)	(1,893)	(213,391)	9,586
Loss attributable to noncontrolling interest	12,943	1,529	54,687	9,789
Net (loss) income attributable to Bioventus Inc.	$(31,930)	$(364)	$(158,704)	$19,375

Net (loss) income	$(44,873)	$(1,893)	$(213,391)	$9,586
Other comprehensive (loss) income, net of tax
Change in prior service cost and unrecognized gain (loss) for defined benefit plan adjustment	133	60	133	60
Change in foreign currency translation adjustments	1,411	(399)	(501)	(1,318)
Comprehensive (loss) income	(43,329)	(2,232)	(213,759)	8,328
Comprehensive loss attributable to noncontrolling interest	12,629	1,300	54,766	9,789
Comprehensive (loss) income attributable to Bioventus Inc.	$(30,700)	$(932)	$(158,993)	$18,117

Loss per share of Class A common stock(1):
Basic and Diluted	$(0.52)	$(0.01)	$(2.59)	$(0.15)
Weighted-average shares of Class A common stock outstanding(1):
Basic and diluted	61,931,586	54,733,783	61,389,107	45,472,483

(1) Per share information for the year ended December 31, 2021 represents loss per share of Class A common stock and weighted-average shares of Class A common stock outstanding from February 16, 2021 through December 31, 2021, the period following Bioventus Inc.'s initial public offering (IPO) and related transactions completed in connection with the IPO as described in the Company's SEC filings.

(2) The three months ended December 31, 2022 and 2021 covered the periods beginning October 2, 2022 and October 3, 2021, respectively.

BIOVENTUS INC.
Consolidated condensed statements of cash flows
(Amounts in thousands, unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Operating activities:
Net (loss) income	$(44,873)	$(1,893)	$(213,391)	$9,586
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	23,160	11,690	66,803	34,875
Equity-based compensation	3,432	6,109	17,585	(4,512)
Change in fair value of contingent consideration	2,768	(463)	6,452	829
Change in fair value of Equity Participation Rights	—	—	—	(2,774)
Change in fair value of interest rate swap	22	(1,339)	(6,396)	(2,730)
Revaluation gain on previously held equity interest in CartiHeal	—	—	(23,709)	—
Impairment of goodwill and asset impairment charges	10,285	—	199,482	—
Impairments related to variable interest entity	—	—	—	7,043
Loss on debt retirement and modification	—	2,162	—	2,162
Deferred income taxes	(5,638)	(8,053)	(52,792)	(9,756)
Unrealized (gain) loss on foreign currency fluctuations	(1,543)	(752)	1,383	472
Other, net	1,538	804	5,578	1,073
Changes in working capital	16,093	4,852	(14,532)	(13,277)
Net cash from operating activities	5,244	13,117	(13,537)	22,991
Investing activities:
Acquisitions, net of cash acquired	—	(216,080)	(104,841)	(262,870)
Purchase of property and equipment	(3,403)	(2,802)	(10,042)	(7,370)
Investments and acquisition of distribution rights	—	(2,396)	(1,478)	(13,520)
Other	—	—	(75)	—
Net cash from investing activities	(3,403)	(221,278)	(116,436)	(283,760)
Financing activities:
Proceeds from issuance of Class A common stock sold in initial public offering, net of underwriting discounts and offering costs	—	—	—	107,777
Proceeds from issuance of Class A and B common stock	1,083	886	5,822	1,633
Registration fees for Class A common stock to purchase Misonix	—	(1,838)	—	(1,838)
Tax withholdings on equity-based compensation	—	—	(3,352)	—
Borrowing on revolver	—	20,000	25,000	20,000
Payment on revolver	—	(20,000)	(25,000)	(20,000)
Proceeds from the issuance of long-term debt, net of issuance costs	—	257,453	79,659	257,453
Payments on long-term debt	(6,510)	(80,000)	(20,038)	(91,250)
Distributions to members	—	(184)	—	(367)
Other, net	(11)	(9)	(15)	(37)
Net cash from financing activities	(5,438)	176,308	62,076	273,371
Effect of exchange rate changes on cash	1,052	149	521	(228)
Net change in cash, cash equivalents and restricted cash	(2,545)	(31,704)	(67,376)	12,374
Cash, cash equivalents and restricted cash at the beginning of the period	34,382	130,917	99,213	86,839
Cash, cash equivalents and restricted cash at the end of the period	$31,837	$99,213	$31,837	$99,213

Use of Non-GAAP Financial Measures
Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing the stated period's organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that these non-GAAP financial measures, when taken together with GAAP financial measures, allow the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.
Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A Common Stock
We present Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A common stock, all non-GAAP financial measures, to supplement our GAAP financial reporting, because we believe these measures are useful indicators of our operating performance. We revised our prior year presentation of our Non-GAAP measures to condense the adjustments in order to simplify the presentation. Prior periods have been recast to conform to the current periods.
We define Adjusted EBITDA as net (loss) income from continuing operations before depreciation and amortization, provision of income taxes and interest expense (income), net, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include acquisition and related costs, remeasurement gains and losses on investments, impairments on goodwill, restructuring and succession charges, equity compensation expense, equity loss in unconsolidated investments, foreign currency impact, and other items. See the table below for a reconciliation of net (loss) income to Adjusted EBITDA. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.
Our management uses Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin and Non-GAAP Net Income principally as measures of our operating performance and believes that these non-GAAP financial measures are useful to better understand the long term performance of our core business and to facilitate comparison of our results to those of peer companies. Our management also uses these non-GAAP financial measures for planning purposes, including the preparation of our annual operating budget and financial projections.
We define Non-GAAP Gross Profit as gross profit, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold and acquisition and related costs in the cost of goods sold. We define Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by net sales. See the table below for a reconciliation of gross profit and gross margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin.
We define Non-GAAP Operating Income as operating income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, remeasurement gains and losses on investments, impairments on goodwill, restructuring and succession charges, and other items. Non-GAAP Operating Margin is defined as Non-GAAP Operating Income divided by net sales. See the table below for a reconciliation of operating (loss) income and operating margin to Non-GAAP Operating Income and Non-GAAP Operating Margin.
*See below under “Use of Non-GAAP Financial Measures” for more details.

We define Non-GAAP Operating Expense as operating expenses, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, remeasurements gains and losses on investments, impairments on goodwill, restructuring and succession charges, and other items. See the table below for a reconciliation of operating expenses to Non-GAAP Operating Expenses.
We define Non-GAAP R&D as research and development, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, and other items. See the table below for a reconciliation of operating expenses to Non-GAAP R&D.
We define Non-GAAP Net Income as Net Income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, other items, and the tax effect of adjusting items. Starting in the fourth quarter of 2021, we revised our presentation of Non-GAAP Net Income to include the income tax effect of adjusting items. The income tax effect was calculated by applying management's expectation of a long-term normalized effective tax rate to the adjusting items. Prior period presentation has been recast to conform to current period presentation. See the table below for a reconciliation of Net (Loss) Income to Non-GAAP Net Income.
We define Non-GAAP Earnings per Class A share as Earnings per Class A share, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, other items, and the tax effect of adjusting items divided by weighted average number of shares of Class A common stock outstanding during the period. Starting in the fourth quarter of 2021, we revised our presentation of Non-GAAP Earnings per Class A share to include the income tax effect of adjusting items. The income tax effect was calculated by applying management's expectation of a long-term normalized effective tax rate to the adjusting items. Prior period presentation has been recast to conform to current period presentation. See the table below for a reconciliation of loss per Class A share to Non-GAAP Earnings per Class A share.
Net Sales, International Net Sales Growth and Organic Revenue Growth on a Constant Currency Basis
Net Sales, International Net Sales Growth and Organic Revenue Growth on a Constant Currency Basis are non-GAAP measures, which are calculated by translating current and prior year results at the same foreign currency exchange rate. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to facilitate the comparison sales in foreign currencies to prior periods and analyze net sales performance without the impact of changes in foreign currency exchange rates.
Limitations of the Usefulness of Non-GAAP Measures
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. These measures might exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. Additionally, other companies might define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures provided in this press release, including in the tables below, to their most directly comparable GAAP measures.
*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Net (Loss) Income to Adjusted EBITDA (unaudited)

	Three Months Ended		Years Ended
($, thousands)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net (loss) income	$(44,873)	$(1,893)	$(213,391)	$9,586
Interest expense, net	14,873	960	25,795	1,112
Income tax benefit, net	(4,841)	(2,725)	(50,508)	(1,966)
Depreciation and amortization(a)	23,160	11,690	66,803	34,875
Acquisition and related costs(b)	6,789	8,920	27,081	22,964
Gain on remeasurement of CartiHeal Investment(c)	—	—	(23,709)	—
Restructuring and succession charges(d)	4,606	1,575	7,453	3,717
Equity compensation(e)	3,432	6,109	17,585	(4,512)
Equity loss in unconsolidated investments(f)	—	548	1,003	1,868
Foreign currency impact(g)	(872)	179	250	132
Impairment of goodwill(h)	—	—	189,197	—
Asset impairment charges(i)	10,285	—	10,285	—
Impairments related to variable interest entity(j)	—	—	—	7,043
Other items(k)	2,669	3,124	8,465	5,940
Adjusted EBITDA	$15,228	$28,487	$66,309	$80,759
(a)Includes for the three months ended December 31, 2022 and December 31, 2021 and the years ended December 31, 2022 and December 31, 2021, respectively, depreciation and amortization of $15,389, $8,980, $45,622 and $26,471 in cost of sales and $7,771, $2,710, $21,181 and $8,404 in operating expenses presented in the consolidated statements of operations and comprehensive (loss) income.
(b)Includes acquisition and integration costs related to completed acquisitions, amortization of inventory step-up associated with acquired entities, and changes in fair value of contingent consideration.
(c)Represents the gain on remeasurement of the Company’s equity method investment in CartiHeal based upon the fair value of consideration transferred for the CartiHeal acquisition.
(d)Costs incurred were the result of adopting restructuring plans to reduce headcount, reorganize management structure, and to consolidate certain facilities, and costs related to executive transitions.
(e)The year ended and the three months ended December 31, 2022 and the three months ended December 31, 2021 include compensation expense resulting from awards granted under the Company’s equity-based compensation plans in effect after its IPO. The year ended December 31, 2021 also includes the expense and the change in fair value of the liability-classified awards granted under the compensation plans in effect prior to the Company's IPO.
(f)Represents CartiHeal equity investment losses.
(g)Includes realized and unrealized gains and losses from fluctuations in foreign currency.
(h)Represents a non-cash impairment charge due to the decline in the Company’s market capitalization.
(i)Represents asset impairment charges on Trice Medical, Inc.
(j)Represents the loss on impairment of Harbor Medtech Inc.’s (Harbor) long-lived assets and the Company’s investment in Harbor.
(k)Other items primarily includes charges associated with strategic transactions, such as potential acquisitions; public company preparation costs, which primarily includes accounting and legal fees; and MOTYS Costs (as defined below). During the second quarter of 2022, prior to obtaining the results from our Phase 2 trial, we elected to discontinue the development of MOTYS, to focus our resources on other priorities, including the integration of our acquisitions and our expanded R&D and product development portfolio we inherited with these acquisitions. We incurred $1.8 million and $4.3 million during the three months ended and year ended December 31, 2022, respectively, and we expect to incur approximately $5.0 million to $6.0 million exclusively to fulfill our remaining regulatory obligations related to our Phase 2 trial (MOTYS Costs).
*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Other Reported GAAP Measures to Non-GAAP Measures

Three Months Ended December 31, 2022	Gross Profit	Operating Expenses(a)	R&D	Operating (Loss)/Income	Net Loss	EPS(j)
Reported GAAP measure	$74,189	$92,817	$6,807	$(25,435)	$(44,873)	$(0.52)
Reported GAAP margin	59.0%			(20.2)%
Depreciation and amortization	15,389	7,761	10	23,160	23,160	0.30
Acquisition and related costs(b)	—	6,788	—	6,788	6,789	0.09
Restructuring and succession charges(d)	—	4,606	—	4,606	4,606	0.06
Asset impairment charges(g)	—	—	—	—	10,285	0.13
Other items(h)	—	876	1,793	2,669	2,669	0.03
Tax effect of adjusting items(i)	—	—	—	—	(11,796)	(0.15)
Non-GAAP measure	$89,578	$72,786	$5,004	$11,788	$(9,160)	$(0.06)
Non-GAAP margin	71.2%			9.4%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS

Three Months Ended December 31, 2021	Gross Profit	Operating Expenses(a)	R&D	Operating (Loss)/Income	Net (Loss)/Income	EPS(j)
Reported GAAP measure	$87,768	$83,815	$7,103	$(3,150)	$(1,893)	$(0.01)
Reported GAAP margin	67.3%			(2.4)%
Depreciation and amortization	8,980	2,708	2	11,690	11,690	0.16
Acquisition and related costs(b)	2,804	6,116	—	8,920	8,920	0.12
Restructuring and succession charges(d)	—	1,575	—	1,575	1,575	0.02
Other items(h)	—	3,252	—	3,252	3,124	0.05
Tax effect of adjusting items(i)	—	—	—	—	(5,778)	(0.08)
Non-GAAP measure	$99,552	$70,164	$7,101	$22,287	$17,638	$0.26
Non-GAAP margin	76.3%			17.1%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS

Year Ended December 31, 2022	Gross Profit	Operating Expenses(a)	R&D	Operating (Loss)/Income	Net (Loss)/Income	EPS(j)
Reported GAAP measure	$331,080	$556,187	$25,941	$(251,048)	$(213,391)	$(2.59)
Reported GAAP margin	64.6%			(49.0)%
Depreciation and amortization	45,622	21,153	28	66,803	66,803	0.87
Acquisition and related costs(b)	5,607	21,474	—	27,081	27,081	0.35
Gain on remeasurement of CartiHeal Investment(c)	—	—	—	—	(23,709)	(0.31)
Restructuring and succession charges(d)	—	7,453	—	7,453	7,453	0.10
Impairment of goodwill(e)	—	189,197	—	189,197	189,197	2.45
Asset impairment charges(g)	—	—	—	—	10,285	0.13
Other items(h)	—	4,130	4,335	8,465	8,465	0.11
Tax effect of adjusting items(i)	—	—	—	—	(64,813)	(0.94)
Non-GAAP measure	$382,309	$312,780	$21,578	$47,951	$7,371	$0.17
Non-GAAP margin	74.7%			9.4%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS

*See below under “Use of Non-GAAP Financial Measures” for more details.

Year Ended December 31, 2021	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Income	EPS(j)
Reported GAAP measure	$302,706	$271,606	$19,039	$12,061	$9,586	$(0.15)
Reported GAAP margin	70.3%			2.8%
Depreciation and amortization	26,471	8,363	41	34,875	34,875	0.59
Acquisition and related costs(b)	4,910	18,054	—	22,964	22,964	0.39
Restructuring and succession charges(d)	—	3,717	—	3,717	3,717	0.06
Impairments related to variable interest entity(f)	—	5,674	—	5,674	7,043	0.02
Other items(h)	—	6,068	—	6,068	5,940	0.10
Tax effect of adjusting items(i)	—	—	—	—	(17,017)	(0.26)
Non-GAAP measure	$334,087	$229,730	$18,998	$85,359	$67,108	$0.75
Non-GAAP margin	77.5%			19.8%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS
(a)The "Reported GAAP Measure" under the "Operating Expenses" column is a sum of all GAAP operating expense line items, excluding research and development.
(b)Consists of acquisition related items such as integration costs, amortization of inventory step-up and changes in fair value of contingent consideration.
(c)Represents the gain on remeasurement of the Company’s equity method investment in CartiHeal based upon the fair value of consideration transferred for the CartiHeal acquisition.
(d)Costs incurred were the result of adopting restructuring plans to reduce headcount, reorganize management structure, and to consolidate certain facilities, and costs related to executive transitions.
(e)Represents a non-cash impairment charge due to the decline in the Company’s market capitalization.
(f)Represents loss on impairment of Harbor’s long-lived assets and the Company’s investment in Harbor.
(g)Represents asset impairment charges on Trice Medical, Inc.
(h)Other items primarily includes charges associated with strategic transactions, such as potential acquisitions; public company preparation costs, which primarily includes accounting and legal fees; and MOTYS Costs.
(i)Includes $40.9 million of tax impact related to the impairment of goodwill, and an estimated tax impact of the remaining adjustments to Non-GAAP Net Income, calculated by applying a normalized statutory rate of 24.8% and 22.8% to those adjustments for the three months ended and years ended December 31, 2022 and 2021, respectively. The tax effect on adjustments to EPS is normalized to exclude the effect of the non-controlling ownership interest.
(j)Adjustments are pro-rated to exclude the weighted average non-controlling interest ownership of 20.4% and 23.5%, respectively, for the years ended December 31, 2022 and 2021.

Investor Inquiries and Media:
Dave Crawford
Bioventus
investor.relations@bioventus.com

*See below under “Use of Non-GAAP Financial Measures” for more details.